Exhibit 10.6

NON-COMPETITION
CONFIDENTIALITY, NON-SOLICITATION,
NON-COMPETITION, AND NON-RECRUITMENT

This AMENDED AND RESTATED NONCOMPETITION AGREEMENT (this “Agreement”), dated as of February 12, 2018, is made by and between Cactus Wellhead, LLC, a Delaware limited liability company (the “Company”), and Joel Bender (“Employee”).

RECITALS

WHEREAS, the Company is engaged in the business of providing API 6A well-head equipment, gate valves and associated services to the oilfield service industry (the “Business”);

WHEREAS, the Company and Employee entered into that certain Noncompetition Agreement dated August 31, 2011 (the “Original Noncompetition Agreement”);

WHEREAS, in connection with the initial public offering of Cactus, Inc., the Employee will be receiving equity awards in consideration for his services to Cactus, Inc. and the Company (the “Equity Awards”);

WHEREAS, in consideration of the Equity Awards, the Company and Employee desire to amend and restate the Original Noncompetition Agreement, which shall be terminated and replaced in its entirety by this Agreement as of the Effective Date (as defined below); and

WHEREAS, the Company and the Employee are parties to an Amended and Restated Employment Agreement of even date herewith (the “Employment Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

Section 1.                                          Term. The term of this Agreement shall commence as of the date first set forth above (the “Effective Date”) and, except as set forth herein, shall remain in full force and effect until twelve (12) months after the date that Employee ceases to be an employee of the Company (the “Term”). Notwithstanding the foregoing, the Term of this Agreement shall terminate and this Agreement shall be of no further force and effect if Employee is entitled to severance or other payments under the Employment Agreement at or after the Termination Date (as defined below) and such payments are not made by the Company in accordance with the terms of the Employment Agreement.

Section 2.                                          Consideration.

(a)                                 The Company has provided and shall provide Employee access to Confidential Information (as defined below) and Employee acknowledges and agrees that the Company has entrusted and will be entrusting Employee, in Employee’s unique and special capacity, with developing the goodwill of the Company.  In consideration thereof and in consideration of the Equity Awards and as a condition to the Company’s employment of Employee pursuant to the terms of the Employment Agreement, Employee voluntarily agrees to the covenants set forth in this Agreement.

(b)                                 In exchange for Employee’s promise not to disclose Confidential Information of the Company, the Company has provided and will provide Employee access to Confidential Information that is unknown to Employee. Employee and the Company agree that the consideration provided in this otherwise enforceable agreement gives rise to Company’s interest in restraining employee from competing.

Section 3.                                          Noncompetition and Nonsolicitation.

(a)                                 Acknowledgement. Employee recognizes and acknowledges that it is essential for the proper protection of the business and goodwill of the Company and for the proper protection of the Confidential Information that Employee be restrained: (i) from soliciting or inducing any employee of the Company to leave the employ of the Company; (ii) from soliciting the trade of or trading with the customers and of the Company for any business purpose competitive with the Company’s business; and (iii) from competing against the Company in connection with the Company’s business.

(b)                                 Noncompetition. During the Term, Employee will not, directly or indirectly, become or be interested in, employed by, or associated with in any capacity, any other person, corporation, partnership or other entity whatsoever (a “Person”) engaged in the Business or in any other businesses (the “New Businesses”) in which the Company was actively engaged as of the date Employee ceases to be an employee of the Company (the “Termination Date”) in the Applicable Areas (defined below), or in any geographic or market area in which the Company is conducting the Business or the New Businesses as of the Termination Date. Notwithstanding the above, nothing in this Agreement shall prevent Employee from owning, as an inactive investor, up to five percent (5%) of the securities of any competitor of the Company, which securities are listed on a national securities exchange. Furthermore, after the Termination Date, Employee may become employed in a separate, autonomous division of a Person (regardless of whether such Person is engaged in the Business or in one or more of the New Businesses) provided: (i) such division is not in competition with the Business or with one of the New Businesses, and (ii) Employee is not materially engaged in any other division or part of such Person.  The “Applicable Areas” shall be defined as (x) the following states: Alaska,  Colorado, Oklahoma, Louisiana, Mississippi, Montana, New Mexico, North Carolina, North Dakota, Ohio, Pennsylvania, Texas, West Virginia, Wyoming; and (y) the following countries: Australia, China and Israel.

(c)                                  Non-Solicitation of Customers. During the Term, Employee shall not, on Employee’s behalf or on behalf of any other Person other than the Company, directly or indirectly, solicit, contact, call upon, communicate with or attempt to communicate with any Person which was a customer of the Company within twelve (12) months before the Termination Date for the purpose of soliciting or enticing any such Person to cease doing business with the Company or to begin doing business with any Person providing competing goods or services as the Company; provided, that the restrictions set forth in this Section 3(c) shall only apply to customers of businesses of the Company with which Employee was materially involved while an employee of the Company. For the avoidance of doubt, the Company acknowledges the Employee’s ownership and participation in Cactus Pipe & Supply, LLC and agrees that such ownership and participation does not, as of the date hereof, violate the terms and conditions of this Agreement.

(d)                                 Non-Solicitation of Employees. During the Term, Employee will not, directly or indirectly, hire, contract with, solicit, or encourage to leave the Company’s employ any of the Company’s employees.

(e)                                  Enforceability. The parties acknowledge and agree that the restrictions set forth in this Section 3 are narrowly tailored to protect the legitimate interests of the parties and are reasonable. If, however, at the time of enforcement of any of the provisions of this Section 3 a court holds that the restrictions stated herein are unreasonable under the circumstances then existing or are otherwise illegal, invalid or unenforceable in any respect by reason of its duration, definition of geographic area or scope of activity, or any other reason, the parties hereto agree that the maximum period, scope or geographical area reasonable or otherwise enforceable under such circumstances shall be deemed automatically substituted for the stated period, scope or area, but the validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the remainder of this Agreement shall remain in full force and effect. The parties also acknowledge and agree that in the event any provision of this Section 3 is declared void or unenforceable by any court in any state, such determination shall not affect any other provision of this Section 3.

Section 4.                                          Confidentiality.

(a)                                 Acknowledgement. Employee acknowledges and agrees that: (i) Employee during the term of the Original Noncompetition Agreement had access to and acquired, and during the Term will have access to and will acquire, certain confidential and proprietary information relating to the business and operation of the Company, including but not limited to information with respect to the existing and contemplated services, products, trade secrets, ideas, know how, research and development, formulas, models, compilations, processes, inventions, computer code generated or developed, software or programs, related documentation, business and financial methods or practices, plans, pricing, operating margins, marketing, merchandising and selling techniques and information, customer lists, details of customer agreements, sources of supply, employee compensation and benefit plans, customer records and data of the Company, and other confidential information relating to the policies, operating strategies, expansion strategies or business strategies or other confidential or proprietary information of the Company (collectively, the “Confidential Information”); (ii) the Confidential Information is the property of the Company; (iii) the use, misappropriation or disclosure of the Confidential Information would constitute a breach of trust and could cause irreparable injury to the Company; and (iv) it is essential to the protection of the Company’s good will and to the maintenance of the Company’s competitive position that the Confidential Information be kept secret and that Employee not disclose the Confidential Information to others or use the Confidential Information to Employee’s own advantage or the advantage of others.

(b)                                 Non-Disclosure of Confidential Information. Employee covenants and agrees to hold and safeguard the Confidential Information in trust for the Company, its successors and assigns, and agrees that Employee shall not, without the prior written consent of the Company, misappropriate or disclose or make available to anyone at any time, any of the Confidential

Information, whether or not developed by Employee; provided, however, that the foregoing shall not apply to: (i) any information generally available to the public or which becomes generally available to the public through no fault of Employee, but only from and after the date such information becomes so available; (ii) any information obtained by Employee from a third party which Employee has no reason to believe, after reasonable inquiry, is violating any obligation of confidentiality to the Company; or (iii) any information Employee is required by law to disclose provided that the Company is promptly given advance notice of and an opportunity to contest such disclosure.

(c)                                  Permitted Disclosures.  Nothing in this Agreement shall prohibit or restrict Employee from lawfully (i) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by any governmental or regulatory agency, entity, or official(s) (collectively, “Governmental Authorities”) regarding a possible violation of any law; (ii) responding to any inquiry or legal process directed to Employee individually from any such Governmental Authorities; (iii) testifying, participating or otherwise assisting in an action or proceeding by any such Governmental Authorities relating to a possible violation of law; or (iv) making any other disclosures that are protected under the whistleblower provisions of any applicable law.  Additionally, pursuant to the federal Defend Trade Secrets Act of 2016, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made to Employee’s attorney in relation to a lawsuit for retaliation against Employee for reporting a suspected violation of law; or (iii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  This Agreement does not require Employee to obtain prior authorization from the Company before engaging in any conduct described in this paragraph, or to notify the Company that Employee has engaged in any such conduct.

Section 5.                                          Intellectual Property. Employee understands and acknowledges that the Company shall have the sole and exclusive rights to anything relating to its actual or prospective business which the Employee conceives or works on, either in whole or in part, while employed by the Company and that all such work product shall be the property of the Company as “works for hire” under federal law and may also constitute the Company’s confidential and proprietary information. Accordingly, Employee agrees that he:

(i)                                     will promptly and fully disclose all such items to the Company and will not disclose such items to any other Person without the Company’s prior written consent;

(ii)                                  will maintain on the Company’s behalf and surrender to the Company upon termination of his/her employment appropriate written records regarding all such items;

(iii)                               will, but without personal expense, fully cooperate with the Company, execute all papers and perform all acts requested by the Company to establish, confirm or protect its exclusive rights in such items or to enable it to transfer legal title to such items, together with any patents that may be issued;

(iv)                              will, but without personal expense, provide such information and true testimony as the Company may request regarding such items including, without limitation, items which Employee neither conceived nor worked on but regarding which Employee has knowledge because of Employee’s employment with the Company;

(v)                                 hereby assigns to the Company, its successors and assigns, exclusive right, title and interest in and to all such items, including any patents which have been or may be issued; and

(vi)                              hereby agrees that only such items in which Employee personally holds or claims an interest and which are not subject to this Agreement are listed on the Ownership Schedule attached hereto. The absence of an Ownership Schedule means that no such items exist.

Section 6.                                          Injunctive Relief. Employee acknowledges and agrees that in the event of any breach by Employee of any of Employee’s covenants or agreements contained herein, including, without limitation, a breach of Sections 3, 4, and 5, the Company would suffer substantial and irrevocable harm and money damages would not be a sufficient remedy for such a breach. Therefore, in the event of any such breach and in addition to any other remedy the Company may have at law or in equity in the event of any such breach, the Company shall be entitled to seek and receive specific performance and temporary, preliminary and permanent injunctive relief from any breach of any of the covenants or agreements of this Agreement from any court of competent jurisdiction without the necessity of proving the amount of any actual damages to it resulting from such breach.

Section 7.                                          Miscellaneous.

(a)                                 Notice. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given:

(i)                                     two days after deposit in the mail, if sent first-class United States mail;

(ii)                                  when delivered by hand (with written confirmation of receipt);

(iii)                               when sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested; or

(iv)                              when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

if to Employee:

if to the Company:

Cactus Wellhead, LLC

920 Memorial City Way, Suite 300

Houston, TX 77024

Facsimile: 713-396-5810

(b)                                 Assignment; Binding Effect. Neither the rights nor the obligations under this Agreement may be assigned by Employee without the written consent of the Company, which may be withheld for any reason. This Agreement shall be binding upon and inure to the benefit of Employee and his heirs, personal representatives, and assigns. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns. Employee’s obligations under this Agreement shall be binding upon Employee regardless of which office(s) of the Company Employee is employed at or position(s) Employee may hold and shall inure to the benefit of any successors or assigns of the Company.

(c)                                  Choice of Law. This Agreement shall be governed by the laws of the State of Texas, without regard to principles of conflicts of law thereof.

(d)                                 Amendment; Waiver. No modification or amendment to this Agreement shall be valid unless made in writing and signed by all parties hereto. Any waiver by any party of any violation of, breach of or default under any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement.

(e)                                  Severability. Nothing contained in this Agreement shall be construed as requiring the commission of any act contrary to law. If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, such provision (expressly including, without limitation, any provision set forth in Section 3), shall be deemed amended to conform to the applicable laws of such jurisdiction so as to be valid and enforceable.

(f)                                   Headings. The headings in this Agreement are intended solely for convenience and shall be disregarded in interpreting it.

(g)                                  Entire Agreement. This Agreement sets forth the entire understanding of the parties to this Agreement regarding the subject matter hereof and supersedes all prior agreements (including, without limitation, the Original Noncompetition Agreement), arrangements, communications, representations and warranties, whether oral or written, between the parties regarding the subject matter hereof.

(h)                                 Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. A signature hereto sent or delivered by facsimile or other electronic transmission shall be as legally binding and enforceable as a signed original for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, Employee has executed this Agreement and the Company has caused this Agreement to be executed on its behalf as of the Effective Date.

CACTUS WELLHEAD, LLC

By:	/s/ Scott Bender
Name:	Scott Bender
Title:	President

I, Joel Bender, acknowledge and agree that I was given ample opportunity to evaluate this Agreement before I signed it, that I wish to accept the benefits of employment by the Company, that I understand the restrictions upon me as to competition after termination of my employment and I believe them to be reasonable and necessary to protect the Company, and that the Company will be entitled to stop, by court injunction, any violation of the restrictions by me.

EMPLOYEE

/s/ Joel Bender
Joel Bender